CANCELLATION AGREEMENT & MUTUAL RELEASE

WHEREAS, OxySure Systems, Inc. (“OxySure”) and IR Services, Inc. (“IRSVS”) (jointly, the “Parties”) entered into that certain agreement dated June 22, 2009 (“IRSVS Agreement”);

WHEREAS, IRSVS has provided some, but not all of the services pursuant to the IRSVS Agreement; and

WHEREAS, OxySure will procure the remainder of the services contemplated by the IRSVS Agreement from different sources.

NOW THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

(1)	That the IRSVS Agreement between the parties be and is hereby cancelled and the parties hereby release all of their right, title, and interest in and to said Agreement.
(2)	OxySure shall not be entitled to reclaim from IRSVS the $50,000 paid by OxySure to IRSVS, as provided for in the IRSVS Agreement;
(3)	IRSVS shall not be entitled to reclaim from OxySure any expenses or disbursements incurred in connection with the IRSVS Agreement, prior to and including December 11, 2009;
(4)
Notwithstanding anything to the contrary, IRSVS shall be entitled to the issuance and exercise of only 125,000 penny warrants in connection with the completed services. OxySure shall issue only 125,000 shares of Common Stock of OxySure to IRSVS upon exercise of said 125,000 warrants, which shares shall be subject to the same terms and conditions as other selling shareholders.

(5)	Any and all other warrants or shares are hereby cancelled.

Signed and accepted on this 15th day of December 2009:

OxySure Systems, Inc.	IR Services, Inc.

By: /s/ Julian T. Ross	By: /s/ Donson Brooks
Julian T. Ross, CEO	Donson Brooks, President